UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2008

Dear Fellow Shareholder:

We recognize that you have received an unusual amount of materials related to the Phoenix Annual Meeting and are sympathetic to the burden and potential confusion it has created. However, we are at a critical juncture for Phoenix and believe that putting the nominees of Oliver Press on the Board of Directors would be counterproductive for shareholders and policyholders alike. We ask for your patience as we briefly outline why it is important to reject the Oliver Press agenda.

Why vote to support the current directors and the company’s plan for growth?

•

The current board oversaw a comprehensive restructuring for Phoenix and produced a record of progress over the last five years. Since 2003, Phoenix has generated 17% compound annual growth in EPS, tripled life insurance sales, and rebuilt the company’s balance sheet.

•

The company’s growth strategy is gaining momentum and should not be derailed. In 2007 alone, Phoenix delivered record net and operating income and commenced the planned spin-off of the asset management business, firmly positioning the company for future growth.

What would be the harm in putting Oliver Press’ representatives on the board?

•	The issue is not whether Oliver Press brings new blood but, rather, that they bring the wrong agenda.

•

Oliver Press’ attempt to apply their activist tactics from other industries to the insurance business demonstrates their failure to understand the nature of our business and reflects a lack of concern for the negative impact that their hedge fund agenda could have on our business partners, our policyholders and shareholder value.

•

They are demanding aggressive expense cuts that are three times the amount an outside consultant said would leave our corporate expenses at a “bare bones” level. They fail to acknowledge that we reduced operating expenses by $108 million between 2004 and 2006 while growing our business. They have not specified how they will achieve these cuts, only stating that pension and retirement benefits already earned would be off the table. Our fear is that the aggressive cuts they seek to implement will be inconsistent with maintaining our ratings, our level of customer service, the morale of our employees, and the long-term viability and growth prospects for our business, including relationships with our key partners, such as State Farm.

What about Oliver Press’ criticisms?

•

To grab headlines, Oliver Press has aggregated a hodgepodge of numbers regarding management’s compensation. They have included compensation earned by our CEO over 27 years of service to make her pay look outsized, and they have highlighted a pension plan covering 400 employees (65% of whom are retired or otherwise no longer with the company) to argue that we pay our senior executives too much. This was sufficiently misleading that Oliver Press has changed its disclosure since its initial mailing to you.

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

•

Oliver Press has tried to argue that the stock price has languished consistently since the IPO, which took place three months before the September 11th market upheaval. But from the beginning of 2003 to the end of 2006 our share price doubled. In 2007, it dropped in the face of a tough industry environment for smaller financial services companies, but is still up almost 60% since the beginning of 2003 compared with 52% for the broader market (S&P 500). Our Board is unwavering in its commitment to taking appropriate steps to improve our share price.

Why reject Oliver Press’ agenda?

•	Oliver Press’ rhetoric is providing ammunition for our competitors.

•	Oliver Press is trying to raise issues relating to our company’s ratings – but there is no such issue; we have maintained our A.M. Best rating of “A” since 1993.

•

Oliver Press, surprisingly, describes itself as “cynical” in dismissing State Farm’s support for our Board and management. State Farm is a key distribution partner that provided 14% of life insurance sales and 62% of annuity deposits last year, and has been a significant shareholder since our IPO. This support should have been a reason for Oliver Press to reassess its agenda but, instead, Oliver Press has denigrated State Farm and questioned its intentions.

Your Board of Directors unanimously recommends that you vote FOR ALL of the Board’s five nominees on the enclosed BLUE card. Please DO NOT VOTE THE WHITE CARD or sign or return any proxy card or voting instruction card that you may receive from Oliver Press. To continue our strong progress and reject the Oliver Press funds’ short-term approach, please vote the BLUE Phoenix Proxy Card Only.

Thank you for your continued support.

On behalf of the Board of Directors,

Dona D. Young	Peter C. Browning
Chairman, President and	Lead Director and Chair,
Chief Executive Officer	Executive Committee

Sign, date and return the BLUE proxy card today.

Important!

1.	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed BLUE proxy card. You may also vote via the Internet or by telephone by following the voting instructions on the BLUE proxy card.

2.	Please vote each BLUE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

3.	We urge you NOT to sign any White proxy card sent to you by Oliver Press.

4.	Even if you have sent a White proxy card to Oliver Press, you have every right to change your vote. You may revoke that proxy, and vote as recommended by management by signing, dating and mailing the enclosed BLUE proxy card in the enclosed envelope.

If you have any questions on how to vote your shares, please call our proxy solicitor: MORROW & CO. at (800) 414-4313.

IMPORTANT INFORMATION REGARDING THE SOLICITATION AND

PARTICIPANTS THEREIN

In connection with our 2008 Annual Meeting, we have filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers are deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed. Our shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at our Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.

FORWARD-LOOKING STATEMENTS

The discussion herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about our future strategies, operations and financial results, as well as other statements including, but not limited to, words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general market and business conditions, interest rates and the debt and equity markets; (ii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in our debt or financial strength ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our Closed Block; (xiv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xv) other legislative or regulatory developments; (xvi) legal or regulatory actions; (xvii) changes in accounting standards; (xviii) the potential effects of the spin-off of our asset management subsidiary on our expense levels, liquidity and third-party relationships; and (xix) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.